Exhibit 3.1(i)

STATE of DELAWARE

CERTIFICATE of INCORPORATION
A STOCK CORPORATION

● First: The name of this Corporation is Quantum Computing Inc.

● Second: Its registered office in the State of Delaware is to be located at 874 Walker Road, Suite C Street, in the City of Dover County of Kent Zip Code 19904.

The registered agent in charge thereof is United Corporate Services, Inc.

● Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

● Fourth: The amount of the total stock of this corporation is authorized to issue is 250,000,000 shares (number of authorized shares) with a par value of $0.0001 per share.

● Fifth: The name and mailing address of the incorporator are as follows:

Name Christopher Roberts

Mailing Address 215 Depot Court, SE

20175         Zip Code 20175

● I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 19th day of February        , A.D. 2018.

BY:	/s/ Christopher Roberts
(Incorporator)

NAME:	Christopher Roberts
(type or print)

State of Delaware Secretary of State Division of Corporations Delivered 09:58 AM 02/22/2018 FILED 09:58 AM 02/22/2018 SR 20181224493 - File Number 6765151

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Quantum Computing Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Quantum Computing Inc. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

Fourth: The Company shall be authorized to issue two hundred and sixty million (260,000,000) shares of capital stock, of which two hundred fifty million (250,000,000) shares shall be shares of common stock, par value $0.0001 per share (“Common Stock”) and ten million (10,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Company is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the DGCL; and the existing issued and outstanding shares of Common Stock shall be subject to a reverse stock split on a one-for-two hundred (1:200) basis resulting in approximately 943,482 issued and outstanding shares of Common Stock at the Effective Date. No fractional shares will be issued in connection with the reverse split. Any fractional share will be rounded up to the first whole integer.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 16th day of April 2018.

By:	/s/ Christopher Roberts
Name:	Christopher Roberts
Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 11:45 AM 04/17/2018 FILED 11:45 AM 04/17/2018 SR 20182747224 - File Number 6765151